Exhibit 99.3

Contact:

Mary McGowan

Summit IR Group Inc.

(408) 404-5401

mary@summitirgroup.com

STRATEX NETWORKS ANNOUNCES Q4 AND FY 2005 FINANCIAL RESULTS

Company Forecasts Profitability

SAN JOSE, Calif., May 9, 2005 – Stratex Networks, Inc. (Nasdaq: STXN), a leading provider of wireless transmission solutions, today reported financial results for the fourth quarter and fiscal year 2005, ended March 31, 2005.

Revenues in the fourth quarter of fiscal 2005 were $41.1 million, compared with $49.5 million in the prior quarter and $44.3 million in the year ago period.

In accordance with generally accepted accounting principles (GAAP), the net loss in the fourth quarter of fiscal 2005 was $12.9 million, or a loss per share of $0.14. This compares to a GAAP net loss of $17.9 million, or a loss per share of $0.19 in the prior quarter, and a loss of $16.8 million, or a loss per share of $0.20, in the year ago period.

Total cash and short-term investments at the end of the March quarter was $48.7 million compared with $52.3 million in the prior quarter and $50.0 million at the end of fiscal year 2004.

Stratex Networks received $63 million in new orders during the fourth quarter of fiscal 2005. This includes more than $30 million of orders for the new Eclipse™ product line. Eclipse revenue continued its growth during the quarter, achieving approximately 40 percent of total product revenue. The backlog for all product lines totaled $69.7 million as of March 31, 2005. The Company includes orders expected to ship within 12 months in its backlog.

As previously announced, in the fourth quarter the company recorded approximately a $3 million reduction in revenue and margins related to certain volume discount levels reached by a large European customer and approximately a $3.7 million increase in accruals related to a large, long-term turnkey project. Both of these items are related to legacy products.

“The charges we recorded in the fourth quarter as noted had a significant negative impact on the fourth quarter and full year fiscal 2005 results. Nevertheless, we were able to accomplish our major goal of positioning Stratex to return to profitability in fiscal year 2006,” said Chuck Kissner, chairman and chief executive officer of Stratex Networks, Inc. “The strong order patterns for Eclipse and the positive

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feedback from current and potential customers underscore our confidence in the long-term success of our strategy. By the fourth quarter of fiscal year 2005, Eclipse orders reached roughly 50 percent of total orders, and sales volume on Eclipse increased 20 percent sequentially to approximately $15 million. Eclipse has now shipped to more than 80 customers and is delivering the improved financial performance they expected. Eclipse is poised to deliver the same improved financial performance to Stratex Networks as the conversion rate accelerates and Eclipse becomes a larger percentage of our total revenue.

“During the fourth quarter, our new, cost-effective Eclipse network edge solution was introduced on time and began shipping on schedule. This solution, the E100, has already enjoyed strong customer acceptance, capturing 35 percent of total Eclipse unit shipments in the fourth quarter, despite its introduction only partway through the quarter. The edge application enables the company to address a significant additional portion of customer needs, as proven by the rapid increase in orders in both the third and fourth quarters of fiscal 2005,” said Kissner.

Fiscal 2005 Results

For fiscal year 2005, Stratex Networks reported net sales of $180.3 million compared with $157.3 million reported for the previous year, an increase of 15 percent. Net loss under GAAP for 2005 was $45.6 million, or a loss per share of $0.51, compared with a loss of $37.1 million, or a loss per share of $0.44 in 2004.

On a non-GAAP basis, net loss for fiscal year 2005 was $35.9 million, or a loss per share of $0.40. Non-GAAP results exclude charges totaling $9.7 million associated with severance, the write off of certain inventories and fixed assets, accruals related to vacated facilities and restructuring charges. This compares to a non-GAAP net loss of $33.2 million, or a loss per share of $0.40 in fiscal 2004, which excludes restructuring charges of $5.5 million, $3.5 million recovery related to a legal claim accrual, and a $1.9 million write off of a deferred tax asset.

Fiscal 2005 Highlights

“Our major tasks in fiscal 2005 were to commercially introduce Eclipse, expand its capabilities to address most of its initial target market, increase its presence by displacing older technologies and entering new market segments, to drive down our costs, and to manage the transition from legacy products to Eclipse. We believe that we have largely accomplished these strategic goals. Based on the increased order rates for Eclipse, we believe this platform is driving volume increases to the critical mass needed to deliver improved financial results. Going forward, our plans remain focused on conversion of our business to an Eclipse-based model, optimizing our resources, and expanding our market opportunities.

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“We believe that as we exit fiscal year 2005, we have achieved the fundamental strategic positioning we had intended. We also believe that we are moving beyond the challenges of the significant product transition and restructuring issues of fiscal year 2005,” said Kissner.

Eclipse Technology Enhancements:

•	Introduced the Eclipse platform into commercial shipments, recording significant growth in sales every quarter. By fourth quarter, Eclipse sales reached approximately 40 percent of product sales, in line with our stated objective at the beginning of the year.

•	Introduced Eclipse software upgrades every quarter, expanding the served market as anticipated.

•	In the fourth quarter, began shipping the Network Edge solution, the Eclipse E100, which better addresses a large portion of today’s market known as the access market, enabling Stratex Networks to compete in more regions of the world.

Expanded Market Opportunities:

•	Expanded Stratex Networks’ presence in the data transmission market with Eclipse, accomplishing an approximate 150 percent increase in this business segment.

•	Expanded the Velox™ license-exempt wireless transmission platform to include four ranges of transmission capacity that increases the addressable market opportunities for these solutions.

Corporate Achievements:

•	Improved the company’s cost structure resulting in annualized savings of between $7 million and $8 million beginning in the Q1 of fiscal 2006.

•	Reached agreement with Silicon Valley Bank to expand and extend the company’s credit facility until the end of fiscal 2007.

Outlook and Guidance

The following forecasts are based on current expectations. These statements are forward-looking, and actual results may differ materially. Please see the Safe Harbor Statement in this release for a description of certain important risk factors that could cause actual results to differ, and refer to the company’s reports on file with the Securities and Exchange Commission (SEC) for a more complete description of the risks.

“Demand for our Eclipse wireless platform appears strong as we enter fiscal 2006. We remain confident in our growth prospects worldwide based on the current acceptance of our products, and the strength of our total orders, especially for Eclipse. Based on current order patterns and anticipated business levels, we expect marked improvements in gross margins, operating income, and net income commencing in Q1 of fiscal 2006 and expect to achieve profitability no later than the December quarter of this year,” said Kissner.

First Quarter Fiscal Year 2006 (ending June 30, 2005)

•	Revenue is expected to range between $47 million and $50 million;

•	Gross margin is expected to be between 22 percent and 23percent;

•	Loss per share is expected to be in the range of $0.03 to $0.04.

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Conference Call

Stratex Networks management will hold a conference call to discuss the company’s financial results today, at 5:00 p.m. Eastern Time. Those wishing to join should dial 303-262-2130 (password: Stratex) at approximately 4:50 p.m. A replay of the call will be available starting one hour after the completion of the call until May 16, 2005. To access the replay, dial 303-590-3000 (pass code: 11027231#). A live and an archived webcast of the conference call will also be available via the company’s Web site at www.stratexnet.com

Upcoming Conferences

Stratex Networks management will be presenting at the CIBC Communications & Technology Conference on May 10 in New York, at the AeA Micro Cap Financial Conference on May 16 in Monterey, Calif., and at the Oppenheimer “Wireless – The Next Dimension” Conference in Boston on May 24. Those wishing to listen to management’s presentation can hear a live and/or an archived webcast of these available events at www.stratexnet.com.

About Stratex Networks

With headquarters in San Jose, California, Stratex Networks, Inc. is one of the world’s leading providers of high-speed wireless transmission solutions. Since it was founded in 1984, Stratex Networks has achieved international recognition for quality, innovation, and technical superiority in delivering data, voice, and video communication systems, including comprehensive service and support. Stratex Networks, with its broad product offering and worldwide sales and support organization, is strategically positioned to serve its customers’ needs in wireless high-capacity transmission technology. Additional information is available at www.stratexnet.com .

Use of Non-GAAP Financial Information

To supplement the company’s consolidated financial statements presented in accordance with GAAP, Stratex Networks, Inc. uses non-GAAP measures of certain components of financial performance, including operating income (loss), net income (loss) and per share data, which are adjusted from results based on GAAP to exclude certain expenses, gains and losses. These non-GAAP measures are provided to enhance investors’ overall understanding of the company’s current financial performance and the company’s prospects for the future. Specifically, the company believes the non-GAAP results provide useful information to both management and investors by excluding certain expenses, gains and losses that may not be indicative of its core operating results. These measures should be considered in addition to results prepared in accordance with generally accepted accounting principles, but should not be

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considered a substitute for, or superior to, GAAP results. These non-GAAP measures included in this press release have been reconciled to the nearest GAAP measure.

Safe Harbor Statement

This press release contains statements that qualify as “forward-looking statements” under the Private Securities Litigation Reform Act of 1995, including statements relating to the Company’s expectations regarding the continued rollout, orders and future sales and revenues resulting from, Eclipse; revenues and gross margins including gross margin improvements resulting from Eclipse; expected timing of the introduction of the Company’s new, lower-cost version of Eclipse; expected cost improvement throughout the Company’s supply chain; the expectation that the new, lower-cost version of Eclipse will expand the Company’s sales opportunities; the expectation that the Company will achieve profitability in fiscal 2006; and the Company’s future financial performance. These forward-looking statements are based on current expectations and the Company assumes no obligation to update this information. The Company’s actual results could differ materially from those anticipated in these forward-looking statements as a result of significant risks and uncertainties including unexpected delays in the schedule for shipments of Eclipse, negative trends in the general economic condition of the worldwide economy, order cancellations, postponements in product deliveries resulting in delayed revenue recognition, increased competition, downward pressures on the price of the Company’s products and services and the introduction of competing products and technologies. In addition, orders and backlog are not necessarily indicative of revenue in any future period. Because the Company’s business is heavily concentrated in foreign markets, there is a significant risk of adverse currency fluctuations and unforeseen governmental action including but not limited to the denial of export and/or import licenses. For a further discussion of these and other factors that impact the Company’s business in general, see the information provided under the heading “Factors That May Affect Future Financial Results” in the Company’s Quarterly Report on Form 10-Q for the period ended December 31, 2004, on file with the Securities and Exchange Commission.

– Financial Tables Follow –

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CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

(unaudited)

	March 31, 2005	March 31, 2004
Assets
Cash and short-term investments	$48,691	$49,963
Accounts receivable, net	35,084	34,295
Inventories	37,105	33,101
Other current assets	10,572	10,932

Total current assets	131,452	128,291
Property & equipment, net	28,228	31,175
Other assets	1,276	3,778

Total assets	$160,956	$163,244

Liabilities and Stockholders’ Equity
Accounts payable	$34,472	$40,033
Other current liabilities	33,951	21,718

Total current liabilities	68,423	61,751
Other long-term liabilities	32,185	20,311

Total liabilities	100,608	82,062

Stockholders’ equity	60,348	81,182

Total liabilities and stockholders’ equity	$160,956	$163,244

—continued—

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CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended March 31,		Twelve Months Ended March 31,
	2005	2004	2005	2004
Net sales	$41,128	$44,250	$180,302	$157,348
Cost of sales	37,338	36,600	151,073	129,191
Inventory valuation charges	—	—	2,581	—

Gross profit	3,790	7,650	26,648	28,157

Operating expenses:
Research and development	3,746	4,887	16,661	17,151
Selling, general and administrative	12,551	11,505	44,379	39,273
Amortization of intangible assets	—	384	1,581	790
Restructuring charges	—	5,488	7,423	5,488

Total operating expenses	16,297	22,264	70,044	62,702

Operating loss	(12,507)	(14,614)	(43,396)	(34,545)
Other income (expense)	(436)	(382)	(1,770)	(390)

Loss before income taxes	(12,943)	(14,996)	(45,166)	(34,935)
Provision (benefit) for income taxes	(17)	1,794	455	2,133

Net loss	$(12,926)	$(16,790)	$(45,621)	$(37,068)

Basic and diluted loss per share	$(0.14)	$(0.20)	$(0.51)	$(0.44)
Basic and diluted weighted average shares outstanding	94,823	83,989	89,634	83,364

—continued—

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UNAUDITED NON-GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share and per share amounts)

	Three Months Ended March 31, 2005			Three Months Ended March 31, 2004
	GAAP (As Reported)	Adjust- ments	Non-GAAP	GAAP (As Reported)	Adjust- ments	Non-GAAP
Net sales	$41,128	—	$41,128	$44,250	—	$44,250
Cost of sales	37,338	—	37,338	36,600	—	36,600

Gross profit	3,790	—	3,790	7,650	—	7,650

Operating expenses:
Research and development	3,746	—	3,746	4,887	—	4,887
Selling, general and administrative	12,551	—	12,551	11,505	—	11,505
Amortization of Intangible assets	—	—	—	384	—	384
Restructuring charges	—	—	—	5,488	(5,488)	—

Total operating expenses	16,297	—	16,297	22,264	(5,488)	16,776

Operating loss	(12,507)	—	(12,507)	(14,614)	(5,488)	(9,126)
Other income (expense)	(436)	—	(436)	(382)	—	(382)

Loss before income taxes	(12,943)	—	(12,943)	(14,996)	(5,488)	(9,508)
Provision (benefit) for income taxes	(17)	—	(17)	1,794	(1,932)	(138)

Net income (loss)	$(12,926)	—	$(12,926)	$(16,790)	(7,420)	$(9,370)

Basic and diluted loss per share	($0.14)		($0.14)	$(0.20)		$(0.11)
Basic weighted average shares outstanding	94,823		94,823	83,989		83,989

The above non-GAAP amounts have been adjusted to eliminate restructuring charges and write-off of deferred tax assets.

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UNAUDITED NON-GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share and per share amounts)

	Twelve Months Ended March 31, 2005			Twelve Months Ended March 31, 2004
	GAAP (As Reported)	Adjust- ments	Non-GAAP	GAAP (As Reported)	Adjust- ments	Non-GAAP
Net sales	$180,302	—	$180,302	$157,348	—	$157,348
Cost of sales	151,073	—	151,073	129,191	—	129,191
Inventory valuation charges	2,581	(2,581)	—	—	—	—

Gross profit	26,648	2,581	29,229	28,157	—	28,157
Operating expenses:
Research and development	16,661		16,661	17,151	—	17,151
Selling, general and administrative	44,379	276	44,655	39,273	3,550	42,823
Foreign exchange (gain) loss
Amortization of intangible assets	1,581	—	1,581	790	—	790
Restructuring charges	7,423	(7,423)	—	5,488	(5,488)	—

Total operating expenses	70,044	(7,147)	62,897	62,702	(1,938)	60,764

Operating loss	(43,396)	9,728	(33,668)	(34,545)	(1,938)	(32,607)
Other income (expense)	(1,770)		(1,770)	(390)	—	(390)

Loss before income taxes	(45,166)	9,728	(35,438)	(34,935)	(1,938)	(32,997)
Provision (benefit) for income taxes	455	—	455	2,133	(1,932)	201

Net loss	(45,621)	$9,728	$(35,893)	$(37,068)	$(3,870)	$(33,198)

Basic and diluted loss per share	($0.51)		($0.40)	$(0.44)		$(0.40)
Basic and diluted weighted average shares outstanding	89,634		89,634	83,364		83,364

The above non-GAAP amounts have been adjusted to eliminate the write-off of certain inventory, restructuring charges, legal claim accrual, and write-off of a deferred tax asset. The $0.3 million and $3.5 million adjustment for selling, general and administrative expense made during the twelve month period ending March 31, 2005 and March 31, 2004, respectively, relates to the partial reversal of accrual of legal claim on settlement of the claims.